Exhibit 1.01 GRACO INC. Conflict Minerals Report For the reporting period from January 1, 2025 to December 31, 2025 This is the Conflict Minerals Report (“Report”) of Graco Inc. (“Graco,” “we,” “our” or “us”) for the 2025 calendar year, pursuant to Rule 13p-1 of the Securities Exchange Act of 1934 (the “Rule”). Certain capitalized terms used but not defined herein have the meanings assigned to them in the Rule. This Report includes the activities of all subsidiaries of Graco that were required to be consolidated during the reporting period, other than any acquired companies that are not yet required by the Rule to be included in this Report. The Rule requires certain SEC reporting companies that manufacture or contract to be manufactured products for which tantalum, tin, tungsten or gold (“3TG”) are necessary to the functionality or production of such products to disclose annually whether any of the 3TG in such products originated in the Democratic Republic of the Congo or one of its adjoining countries (collectively, the “Covered Countries”). If the company knows that the 3TG necessary to its products originated in the Covered Countries, or has reason to believe that the 3TG may have originated in the Covered Countries and did not or may not have come from scrap or recycled sources, the company must exercise due diligence on the source and chain of custody of the 3TG and prepare and file a Report describing its due diligence measures. In addition, our review of the conflict minerals surveys received from our suppliers and related conflict minerals reports for the 2025 calendar year found information indicating that some of the smelters or refiners in our supply chain identified the Russian Federation as a possible sourcing location. The information regarding these Russian-origin metals came from third-party suppliers, which in turn obtained the information through their own suppliers in these highly- attenuated, multi-tiered global supply chains. We remain committed to compliance with U.S. and other applicable trade law and sanctions programs, including those targeting Russian parties. Graco Overview Graco Inc., together with its subsidiaries (“Graco,” “we,” “us,” or “our”), is a multinational manufacturing company that provides technology and expertise for the management of fluids and coatings in a broad range of industrial and commercial applications. We design, manufacture, and market systems and equipment used to move, measure, mix, control, dispense, and spray fluid and powder materials. Our products are engineered to support critical processes across a variety of end markets, including manufacturing, processing, construction, and maintenance industries. Certain of our products incorporate components and materials that contain tin, tantalum, tungsten, and gold (“3TG”). These include products that contain control boards, other electronic components, motors, engines, batteries, spray tips, and certain pumps and valves. These materials may be necessary to the functionality or production of such products.

Company Management Systems We have established and maintain internal management systems designed to support the effective implementation, oversight, and continuous improvement of our Conflict Minerals compliance program. These systems are intended to align with the Organization for Economic Co- operation and Development (“OECD”) Due Diligence Guidance framework and to promote responsible sourcing practices throughout our supply chain. Conflict Minerals Policy We have adopted a Conflict Minerals Policy that affirms our commitment to conducting business in an ethical manner, respecting human rights, and complying with all applicable laws and regulations, including Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). Our policy reflects our support for the responsible sourcing of tin, tantalum, tungsten, and gold (“3TG”) and our expectation that our suppliers share this commitment. It further provides that we are actively engaged with our global supply chain partners to determine the origin of 3TG contained in the components and raw materials supplied to us and to promote increased transparency and responsible sourcing practices over time. Our Conflict Minerals Policy is publicly available on our website at http://www.graco.com/us/en/about-graco/conflict-minerals.html. Internal Team We have established a cross-functional team, supported by executive-level sponsorship, to implement and oversee our Conflict Minerals compliance program. This team includes representatives from procurement, finance, operations, legal, and information systems functions. The cross-functional team is responsible for coordinating due diligence activities, monitoring program performance, and identifying and addressing supply chain risks. Findings and updates regarding our Conflict Minerals program are reported to designated members of senior management. Control Systems We maintain a series of internal controls and governance mechanisms designed to support responsible supply chain management. These include:  Our Code of Ethics and Business Conduct, which establishes expectations for ethical behavior for all employees;  Our Supplier Code of Conduct, which outlines minimum standards for suppliers, including expectations relating to responsible sourcing and compliance with applicable laws;  Supplier onboarding, review, and approval processes, which incorporate consideration of compliance and risk factors; and

 Contractual provisions included in purchase orders and sourcing agreements that reinforce supplier compliance obligations. To support the execution of our program, we have engaged a third-party service provider to assist with the collection, validation, and retention of supply chain information, as well as the identification and assessment of potential supply chain risks and the facilitation of supplier engagement activities. In addition, we have participated in industry initiatives intended to advance responsible sourcing practices and promote alignment with recognized frameworks, including prior participation in groups such as the Responsible Minerals Initiative (“RMI”) and other industry forums focused on conflict minerals compliance. Supplier Engagement We maintain processes to engage our first-tier suppliers in support of our due diligence efforts. Suppliers are informed of our expectations through our policies, contractual requirements, and ongoing communications. We engage suppliers, with the assistance of our third-party service provider, to request Conflict Minerals Reporting Templates (“CMRTs”) for relevant products and materials. These outreach efforts are supplemented by direct communications from Graco to reinforce the importance of supplier participation and to clarify the roles and responsibilities of both Graco and its suppliers in conducting due diligence. To facilitate communication, we maintain a dedicated email address (conflictminerals@graco.com) through which suppliers may submit information and raise questions. We respond to supplier inquiries and work collaboratively with suppliers to address challenges encountered during the information-gathering process. We also maintain processes aimed at continuously improving supplier response rates and the quality and completeness of supplier submissions over time. Grievance Mechanism We maintain established reporting mechanisms through which employees, suppliers, customers, and other stakeholders may raise concerns regarding our business practices, including those related to conflict minerals sourcing and supply chain due diligence. These mechanisms are designed to allow for confidential and, where permitted, anonymous reporting. Records Management We have a process in place to collect, analyze and retain Conflict Minerals information received from our suppliers. We will maintain records relating to Conflict Minerals supply chain due diligence in accordance with our records retention policy, which provides for retention of such records for five (5) years.

Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain Because we do not have a direct relationship with 3TG smelters or refiners, we do not perform or commission audits of these entities. Instead, we rely on independent third-party audit programs, such as the RMI’s Responsible Minerals Assurance Process (“RMAP”), to provide assurance regarding smelter and refiner sourcing practices. RMAP utilizes independent private sector auditors to assess participating smelters and refiners due diligence practices, including the source of minerals and the chain of custody. We use RMAP audit results, where available, as part of our assessment of supply chain risk. Report on Supply Chain Due Diligence Graco has filed a Form SD and this Report with the Securities Exchange Commission. The filing is available on our website at https://www.graco.com/us/en/about-graco/conflict- minerals.html. Reasonable Country of Origin Inquiry Supply Chain Graco Inc. does not directly source tin, tantalum, tungsten, or gold (“3TG”) from mines, smelters, or refiners and is therefore several tiers removed from the upstream extraction and processing of these minerals. As a downstream purchaser, we procure components and raw materials from third-party suppliers, who are themselves generally multiple levels removed from the smelters and refiners that process 3TG. We conducted an evaluation of our product portfolio and determined that certain products manufactured during the 2025 calendar year contain, or are likely to contain, 3TG that is necessary to the functionality or production of those products. Accordingly, we determined that it was required to conduct a good faith reasonable country of origin inquiry (“RCOI”) with respect to such conflict minerals. To initiate this process, our Sourcing Department performed a structured review to identify components and raw materials that potentially contain 3TG, as well as the first-tier suppliers providing those in-scope items. Request for Information Based on the results of the component and raw material review, we engaged a third-party service provider to assist in conducting our RCOI by surveying in-scope first-tier suppliers. Suppliers were requested to complete the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”), version 6.5, with respect to the components and raw materials they supply to Graco.

Our third-party service provider conducted outreach through multiple email communications and follow-up phone calls to encourage supplier participation and facilitate completion of the CMRT. In addition, Graco supplemented these efforts with direct communications to suppliers to reinforce expectations and improve response rates. For the 2025 reporting period, we requested CMRT responses from 1,810 in-scope first- tier suppliers and received responses from 1,145 suppliers, representing a response rate of approximately 63%. Survey Responses All submitted CMRTs were subject to review for completeness, consistency, and data quality. We and our third-party service provider monitored supplier submissions to identify incomplete, inconsistent, or otherwise invalid responses. Where such issues were identified, follow-up communications were initiated to request corrections or resubmissions. Suppliers were provided with feedback regarding validation errors, along with access to training resources and direct support from our third-party service provider, including multilingual assistance, to enhance the accuracy and reliability of the data provided. We compiled the list of smelters and refiners identified in supplier responses and compared that information against RMI’s smelter and refiner database to assess facility validity and Responsible Minerals Assurance Process (“RMAP”) audit status. Based on the information provided:  Suppliers identified a total of 360 smelters and refiners appearing on the RMI database.  Of these facilities, 217 were designated as conformant with RMAP assessment protocols, as verified by independent third-party audits. A significant portion of supplier responses were provided at a company or supplier-defined level, rather than at a product-specific level. As a result, we were generally unable to determine whether any particular smelter or refiner identified by a supplier actually processed the 3TG contained in the specific components or materials supplied to Graco. Identification and Assessment of Risk Risks are identified based on criteria derived from supplier CMRT responses and validated against external data sources, including RMI information. We analyze the CMRT responses for completeness and consistency. Risks are addressed by contacting the supplier, gathering pertinent information, and performing an assessment of the supplier’s Conflict Minerals status. The primary risk identified relates to the nature of responses received. Many suppliers provided information at a company or supplier-defined level, which prevents us from determining whether the smelters or refiners listed by those suppliers actually processed the 3TG contained in the components and raw materials supplied to us.

Smelters and refiners that are not conformant with the RMAP assessment protocols or have not committed to undergo an RMAP assessment also pose a risk. When a CMRT is received, the smelters and refiners that are reported are examined. Each facility that meets the RMI definition of a smelter or refiner of 3TG is evaluated for risk based on: (i) geographic proximity to the Covered Countries; (ii) known mineral source country of origin; (iii) RMI Responsible Minerals Assurance Process (RMAP) audit status; (iv) credible evidence of unethical or conflict sourcing; and (v) peer assessments conducted by credible third-party sources. When certain high risk facilities are reported, risk mitigation activities are initiated with the supplier so that they can take risk mitigation actions. In addition, suppliers are evaluated on the strength of their Conflict Minerals programs based on whether: (i) they have a conflict minerals sourcing policy; (ii) their responsible minerals sourcing policy is available on their website; (iii) they require their direct suppliers to source the 3TG from smelters whose due diligence practices have been validated by an independent third party audit program; (iv) they have implemented due diligence measures for responsible sourcing; (v) they conduct Conflict Minerals survey(s) of their relevant suppliers; (vi) they review information received from their suppliers against their own expectations; (vii) their review process includes corrective action management; and (viii) they are required to file an annual conflict minerals disclosure. We evaluate and track the strength of their programs so we can make risk mitigation decisions as their programs progress. Design of Due Diligence Measures Our due diligence framework has been designed to conform, in all material respects, with the applicable provisions of the internationally recognized OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition), including the related supplements for tin, tantalum, tungsten, and gold. Due Diligence Measures Performed We have designed our conflict minerals due diligence measures to conform, in all material respects, with the framework set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold and for tin, tantalum, and tungsten. As part of these efforts, we have established a cross-functional Conflict Minerals compliance team, including representatives from Legal, Procurement, and Regulatory Compliance, and have defined roles and responsibilities for team members and designated members of senior management. The Conflict Minerals team is responsible for the administration and oversight of our due diligence program, including the review and evaluation of supplier responses and the escalation of identified risks. We periodically report the results of our due diligence efforts, including identified risks and mitigation actions, to the Conflict Minerals team and to designated members of senior management. To identify and assess potential risks in our supply chain, we conducted a reasonable country of origin inquiry and collected information from our direct suppliers using the Responsible

Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”). We reviewed supplier responses for completeness, consistency, and plausibility, and we compared the smelter and refiner information provided by our suppliers against RMI’s lists of (i) smelters and refiners that are conformant with the Responsible Minerals Assurance Process (“RMAP”) assessment protocols, (ii) smelters and refiners that have committed to undergo an RMAP audit, and (iii) the RMI’s reference list of known smelters and refiners. For smelters and refiners identified through this process that were not included on the RMI conformant or active lists, or that presented potential risk indicators, we undertook additional review of publicly available information, where available, to further assess the associated risks. In addition, we engaged a third-party service provider to assist with the collection, validation, and retention of supply chain data, including CMRT submissions, and to support our due diligence efforts. This service provider also assisted in identifying potential supply chain risks and facilitating supplier engagement activities, including follow-up communications, escalation of non-responsive suppliers, and the implementation of additional due diligence and risk mitigation steps where appropriate. Due Diligence Results For the 2025 reporting period, Graco requested completed CMRT forms from our in-scope first tier suppliers and received responses from over 63% of the 1,810 in-scope suppliers. The majority of those who responded provided data at a company or supplier-defined level rather than at a product level, and reported that their products do not contain 3TG or, if they do, the 3TG in their products does not come from the Covered Countries. A number of suppliers reported that they do not know whether the 3TG in their products comes from the Covered Countries or from scrap or recycled sources. A small number of suppliers reported that the 3TG in their products comes from or may come from the Covered Countries, and some of these suppliers further reported that some of the 3TG in their products comes from scrap or recycled sources. Through the third-party service provider, our suppliers identified 360 entities in their supply chains as part of their smelter or refiner list. Of the known smelters or refiners, 217 have been deemed conformant with the RMAP assessment protocols by an independent third party auditor according to the RMI list of conformant smelters and refiners. Schedule 1 to this Report contains a list of legitimate smelters and refiners identified by our suppliers, and whose materials and components may or may not be in our products. Schedule 2 to this Report includes an aggregate list of the countries of origin from which the smelters and refiners identified on Schedule 1 collectively source 3TG, based on information provided by the RMI. Given that the majority of suppliers who responded to the survey provided their responses at a company or supplier-defined level rather than at a level specific to the materials and components they supplied to us, we were unable to determine which, if any, of the smelters and refiners listed in their responses were the actual source of the 3TG they supplied.

Determination Due to a combination of incomplete supplier participation, the prevalence of company- level (rather than product-specific) responses, and limited visibility into upstream supply chains, we do not have sufficient information to determine the origin of the 3TG in the products covered by this Report, including whether such 3TG originated from scrap or recycled sources, the specific smelters or refiners used to process the 3TG, or the countries, mines, or locations of origin. Steps to be Taken to Mitigate Risk in 2026 We intend to take the following steps to improve and enhance our due diligence process to further mitigate the risk that the necessary 3TG in our products finance or benefit armed groups in the Covered Countries:  Continue to strengthen internal awareness and accountability by enhancing training and embedding conflict minerals compliance requirements into procurement and sourcing processes.  Increase supplier engagement to improve CMRT response rates, completeness, and accuracy through targeted follow-up, validation, and escalation as appropriate.  Deepen supply chain transparency by seeking more detailed upstream information regarding smelters, refiners, and chain of custody, and by encouraging suppliers to cascade due diligence requirements throughout their own supply chains.  Promote responsible sourcing by encouraging the use of smelters and refiners validated as conformant with recognized industry programs such as the Responsible Minerals Assurance Process (RMAP) and by engaging suppliers to address and mitigate identified high-risk smelters.  Continue to implement risk-based supplier management practices, including enhanced due diligence and corrective actions where warranted.

Schedule 1

Metal	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU	CID005014	RMI
Gold	Gasabo Gold Refinery Ltd	RWANDA	CID005006	RMI
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004755	RMI
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	CID004714	RMI
Gold	Attero Recycling Pvt Ltd	INDIA	CID004697	RMI
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	CID004506	RMI
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA	CID004491	RMI
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA	CID004435	RMI
Gold	Coimpa Industrial LTDA	BRAZIL	CID004010	RMI
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA	CID003690	RMI
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	CID003666	RMI
Gold	Dongwu Gold Group	CHINA	CID003663	RMI
Gold	Gold by Gold Colombia	COLOMBIA	CID003641	RMI
Gold	WEEEREFINING	FRANCE	CID003615	RMI
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575	RMI
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557	RMI
Gold	MD Overseas	INDIA	CID003548	RMI
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500	RMI
Gold	K.A. Rasmussen	NORWAY	CID003497	RMI

Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490	RMI
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489	RMI
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488	RMI
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487	RMI
Gold	Kundan Care Products Ltd.	INDIA	CID003463	RMI
Gold	Augmont Enterprises Private Limited	INDIA	CID003461	RMI
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	RMI
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	RMI
Gold	Sovereign Metals	INDIA	CID003383	RMI
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382	RMI
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348	RMI
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	RMI
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	RMI
Gold	Gold Coast Refinery	GHANA	CID003186	RMI
Gold	African Gold Refinery	UGANDA	CID003185	RMI
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	RMI
Gold	Safimet S.p.A	ITALY	CID002973	RMI
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920	RMI
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	RMI
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	RMI
Gold	JALAN & Company	INDIA	CID002893	RMI
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872	RMI
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	RMI
Gold	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO	RUSSIAN FEDERATION	CID002865	RMI

Gold	Bangalore Refinery	INDIA	CID002863	RMI
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	RMI
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	RMI
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	RMI
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	RMI
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	RMI
Gold	Italpreziosi	ITALY	CID002765	RMI
Gold	8853 S.p.A.	ITALY	CID002763	RMI
Gold	L'Orfebre S.A.	ANDORRA	CID002762	RMI
Gold	SAAMP	FRANCE	CID002761	RMI
Gold	Albino Mountinho Lda.	PORTUGAL	CID002760	RMI
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750	RMI
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	RMI
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	RMI
Gold	Marsam Metals	BRAZIL	CID002606	RMI
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	RMI
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588	RMI
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584	RMI
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	RMI
Gold	T.C.A S.p.A	ITALY	CID002580	RMI
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562	RMI
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	RMI
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	RMI
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527	RMI
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525	RMI
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	RMI
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	RMI

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	RMI
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	RMI
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	RMI
Gold	Safina a.s.	CZECHIA	CID002290	RMI
Gold	Morris and Watson	NEW ZEALAND	CID002282	RMI
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	RMI
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	RMI
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	RMI
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	RMI
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	RMI
Gold	Valcambi S.A.	SWITZERLAND	CID002003	RMI
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	RMI
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	RMI
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	RMI
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	RMI
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	RMI
Gold	Shandong gold smelting Co., Ltd.	CHINA	CID001916	RMI
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	RMI
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	RMI
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001810	RMI
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	RMI
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	RMI
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	RMI

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	RMI
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	RMI
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	RMI
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	RMI
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562	RMI
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	RMI
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	RMI
Gold	Royal Canadian Mint	CANADA	CID001534	RMI
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	RMI
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	RMI
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	RMI
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	RMI
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	RMI
Gold	MKS PAMP SA	SWITZERLAND	CID001352	RMI
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	RMI
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	RMI
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	RMI
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	RMI
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	RMI
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	RMI
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	RMI
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	RMI

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	RMI
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	RMI
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	RMI
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	RMI
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	RMI
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	RMI
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	RMI
Gold	Materion	UNITED STATES OF AMERICA	CID001113	RMI
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	RMI
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078	RMI
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	RMI
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	RMI
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	RMI
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	RMI
Gold	Kazzinc	KAZAKHSTAN	CID000957	RMI
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	RMI
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	RMI
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	RMI
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	RMI
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	RMI
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	RMI
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	RMI
Gold	Japan Mint	JAPAN	CID000823	RMI
Gold	Istanbul Gold Refinery	TURKEY	CID000814	RMI
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	RMI

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	RMI
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	RMI
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	RMI
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	RMI
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711	RMI
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	RMI
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	RMI
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689	RMI
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	RMI
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	RMI
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	RMI
Gold	Dowa	JAPAN	CID000401	RMI
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	RMI
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	RMI
Gold	Chugai Mining	JAPAN	CID000264	RMI
Gold	Chimet S.p.A.	ITALY	CID000233	RMI
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	RMI
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	RMI
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	RMI
Gold	Caridad	MEXICO	CID000180	RMI
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	RMI
Gold	Boliden Ronnskar	SWEDEN	CID000157	RMI
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	RMI
Gold	Aurubis AG	GERMANY	CID000113	RMI
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	RMI

Gold	ASAHI METALFINE, Inc.	JAPAN	CID000082	RMI
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	RMI
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	RMI
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	RMI
Gold	Agosi AG	GERMANY	CID000035	RMI
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	RMI
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	RMI
Gold	Baiyin Nonferrous Group Co.,Ltd	CHINA		
Gold	Bank Of Taiwan	TAIWAN, PROVINCE OF CHINA		
Gold	Bauer Walser AG	GERMANY		
Gold	China Gold Deal Investment Co., Ltd.	CHINA		
Gold	Cookson Métaux Précieux - Cookson CLAL	FRANCE		
Gold	DHF Technical Products	UNITED STATES OF AMERICA		
Gold	Faggi Enrico S.p.A.	ITALY		
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA		
Gold	Heraeus Ltd Hong Kong	HONG KONG		
Gold	Jinlong Copper Co.,Ltd.	CHINA		
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG		
Gold	MK Electron co., Ltd.	KOREA, REPUBLIC OF		
Gold	N.E.Chemcat Corporation	JAPAN		
Gold	ScotiaMocatta, The Bank of Nova Scotia	HONG KONG		
Gold	ScotiaMocatta, The Bank of Nova Scotia	UNITED STATES OF AMERICA		
Gold	Shandong Yanggu Xiangguang Co. Ltd.	CHINA		
Gold	Shandong Zhongkuang Group Co.,Ltd.	CHINA

Gold	Shang Hai Gold Exchange	CHINA		
Gold	Sino-platinum Metals CO.,Ltd	CHINA		
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA		
Gold	SOLEIL METALS (Chala One Plant)	PERU		
Gold	SOLEIL METALS (YAKARI Plant)	PERU		
Gold	Standard Bank Group	HONG KONG		
Gold	Standard Bank Group	UNITED STATES OF AMERICA		
Gold	Super Dragon Technology Co., Ltd.	CHINA		
Gold	Union Bank of Switzerland (UBS)	SWITZERLAND		
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA	CID004813	RMI
Tantalum	PowerX Ltd.	RWANDA	CID004054	RMI
Tantalum	5D Production OU	ESTONIA	CID003926	RMI
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	RMI
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	RMI
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	RMI
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	RMI
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550	RMI
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549	RMI
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548	RMI
Tantalum	TANIOBIS GmbH	GERMANY	CID002545	RMI
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544	RMI
Tantalum	KEMET de Mexico	MEXICO	CID002539	RMI

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	RMI
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	RMI
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	RMI
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	RMI
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	RMI
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	RMI
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	RMI
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	RMI
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	RMI
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	RMI
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	RMI
Tantalum	NPM Silmet AS	ESTONIA	CID001200	RMI
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	RMI
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	RMI
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	RMI
Tantalum	AMG Brasil	BRAZIL	CID001076	RMI
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	RMI
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	RMI
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616	RMI
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	RMI
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	RMI

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA		
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA	CID005189	RMI
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA	CID004796	RMI
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	CID004754	RMI
Tin	Woodcross Smelting Company Limited	UGANDA	CID004724	RMI
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	CID004692	RMI
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434	RMI
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	CID004403	RMI
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065	RMI
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868	RMI
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582	RMI
Tin	CRM Synergies	SPAIN	CID003524	RMI
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486	RMI
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449	RMI
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410	RMI
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409	RMI
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	RMI
Tin	Luna Smelter, Ltd.	RWANDA	CID003387	RMI
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379	RMI

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356	RMI
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	RMI
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	RMI
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	RMI
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	RMI
Tin	Aurubis Berango	SPAIN	CID002774	RMI
Tin	Aurubis Beerse	BELGIUM	CID002773	RMI
Tin	Super Ligas	BRAZIL	CID002756	RMI
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	RMI
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	RMI
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	RMI
Tin	PT Rajehan Ariq	INDONESIA	CID002593	RMI
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	RMI
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	RMI
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	RMI
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	RMI
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	RMI
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	RMI
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180	RMI
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	RMI
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	RMI
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	RMI
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	RMI
Tin	Thaisarco	THAILAND	CID001898	RMI

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	RMI
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	RMI
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	RMI
Tin	PT Prima Timah Utama	INDONESIA	CID001458	RMI
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	RMI
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	RMI
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	RMI
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID001305	RMI
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	RMI
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	RMI
Tin	Minsur	PERU	CID001182	RMI
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	RMI
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	RMI
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	RMI
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	RMI
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	RMI
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	RMI
Tin	Fenix Metals	POLAND	CID000468	RMI
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	RMI
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	RMI
Tin	Dowa	JAPAN	CID000402	RMI
Tin	Dongguan Best Alloys Co., Ltd.	CHINA	CID000377	RMI
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	RMI
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	CID000292	RMI
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	RMI

Tin	Conecsus LLC	UNITED STATES OF AMERICA		
Tin	CV Ayi Jaya	INDONESIA		
Tin	DingNan JiaWang HuanBao Co. LTD	CHINA		
Tin	GuangDong Jiatian Stannum Products Co., Ltd	CHINA		
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd	CHINA		
Tin	Hunan Xianghualing Tin Co. ltd	CHINA		
Tin	JX Metals Smelting Co., Ltd.	JAPAN		
Tin	Kovohute Pribram nastupnicka, a. s.	CZECHIA		
Tin	Medeko cast, s.r.o.	SLOVAKIA		
Tin	PT Aries Kencana Sejahtera	INDONESIA		
Tin	PT Artha Cipta Langgeng	INDONESIA		
Tin	PT Masbro Alam Stania	INDONESIA		
Tin	PT Mitra Graha Raya	INDONESIA		
Tin	Shangrao Xuri Smelting Factory	CHINA		
Tin	OOO "Новосибирский оловянный комбинат"	RUSSIAN FEDERATION		
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF	CID005248	RMI
Tungsten	S.P.T. spol.s r.o.	CZECHIA	CID005068	RMI
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID005012	RMI
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM	CID004619	RMI
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	CID004438	RMI
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430	RMI
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004397	RMI
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM	CID004034	RMI

Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993	RMI
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662	RMI
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003614	RMI
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003612	RMI
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609	RMI
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468	RMI
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427	RMI
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417	RMI
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416	RMI
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408	RMI
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	RMI
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	RMI
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	RMI
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	RMI
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641	RMI
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	RMI
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	RMI
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543	RMI
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542	RMI
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	RMI
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513	RMI

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	RMI
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	RMI
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	RMI
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	RMI
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	RMI
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	RMI
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	RMI
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	RMI
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	RMI
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	RMI
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	RMI
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	RMI
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	RMI
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769	RMI
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568	RMI
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	RMI
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	RMI
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	RMI
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	RMI
Tungsten	BESEEM MINING CO., LTD.	CHINA		
Tungsten	CB CERATIZIT Zhangzhou Carbide Co.,Ltd	CHINA		
Tungsten	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.	CHINA

Tungsten Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd. CHINA Tungsten Nanchang Cemented Carbide Limited Liability Company CHINA Tungsten TaeguTec Ltd. KOREA, REPUBLIC OF Tungsten Uzbekistan Technological Metallurgical Complex JSC UZBEKISTAN

Schedule 2 The following list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore it is not certain which of these countries of origin can be linked to our products. Andorra, Australia, Austria, Belgium, Bolivia (Plurinational State of), Brazil, Canada, Chile, China, Colombia, Congo Democratic Republic of, Czechia, Estonia, France, Germany, Ghana, Hong Kong, India, Indonesia, Italy, Japan, Kazakhstan, Korea (Republic of), Kyrgyzstan, Laos People’s Republic of, Lithuania, Malaysia, Mexico, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Singapore, Slovakia, South Africa, Spain, Sweden, Switzerland, Taiwan Province of China, Tanzania (United Republic of), Thailand, Turkey, Uganda, United Arab Emirates, United States of America, Uzbekistan, Viet Nam, Zimbabwe